                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 1998

                            MORROW SNOWBOARDS, INC.
             (Exact name of registrant as specified in its charter)


           OREGON                   0-27002                93-1011046
(State or other jurisdiction of   (Commission             (IRS Employer
 incorporation or organization)   File Number)        Identification Number)


                            2600 PRINGLE ROAD, S.E.
                                SALEM, OR 97302
                   (Address of principal executive offices)


                                (503) 375-9300
              Registrant's telephone number, including area code
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ITEM 5.  OTHER EVENTS.

     Morrow Snowboards, Inc. (the "Company" or "Morrow") has announced that the Company has agreed to restructure its existing loan agreement with LaSalle Business Credit, Inc. ("Lender"), including waiver of the previous default of the net worth covenant, an increase in the amount of credit provided and repayment of its credit facility by May 15, 1998. The Company is actively pursuing replacement financing, all as more fully described below.

     Morrow and the Lender have agreed to revise the terms of Morrow's existing credit line through a First Amendment dated as of April 16, 1998 ("First Amendment") to the Loan and Security Agreement dated as of November 10, 1997 ("Original Loan Agreement"). All capitalized terms not otherwise defined herein have the meanings ascribed to them in the Original Loan Agreement and related documents under the credit line, as contained in the Form 8-K filed with the SEC by the Company on November 26, 1997. The following is a summary and is qualified in its entirety by the First Amendment, a copy of which is included as an exhibit hereto. The principal changes to the credit line are:

     .  All borrowings under the line must be repaid by May 15, 1998.

     .  The maximum borrowing under the credit line is capped at $7.0 million.

     . The Borrowing Base is reduced with maximum inventory borrowings of $4.0 million, new Inventory Advance Rates and a new formula as to Eligible Inventory.

     . The interest rate on the credit line is set at Prime plus 225 basis points.

     . The financial covenants (including Net Worth) have been eliminated and all defaults under those covenants have been waived.

     . A $25,000 restructuring fee is payable on loan repayment with the prior prepayment penalties eliminated.

     Morrow believes that the credit line as restructured will allow Morrow to continue its operations without any material adverse impact through May 15, 1998.

     Morrow has been in discussions with a number of lenders regarding a replacement credit line. Morrow has received a financing proposal involving a $10.0 million credit line, including a $2.0 million term loan, from an asset based lender, subject to lender due diligence and lender credit committee approval. Lender due diligence was commenced last week. If approved and implemented, this proposed financing would provide adequate financing for the Company's proposed operations based on the Company's present business plan. As proposed, this new financing would close on or before May 15, 1998, and would be available through April 30, 2002.

     If the Company fails to repay its existing credit line on or before May 15, 1998, the Company will be in default under that credit line. In such event, the Company may have to limit its operations and be unable to implement its current business plan. Further, the proposed replacement financing is subject to the new lender's satisfactory completion of due diligence and lender credit committee approval. There is no assurance such replacement loan will be finalized, or finalized on the terms presently proposed.

     Statements in this report are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward looking statements involve risks and uncertainties, including without limitation obtaining and closing of replacement financing at levels adequate to fund the Company's operations and implementation of the Company's business plan for the current and successive years.

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ITEM 7.  EXHIBITS.

     Exhibit
     No.       Description
     ---       -----------

     10.1 Loan and Security Agreement dated as of November 10, 1997 between the Company, as Borrower, and LaSalle Business Credit, Inc. as Lender (Note 1)

     10.2 First Amendment dated as of April 16, 1998 to the Loan and Security Agreement dated as of November 10, 1997 between the Company, as Borrower, and LaSalle Business Credit, Inc.
     _________
     (1) Incorporated herein by reference from the Company's Current Report on Form 8-K dated November 11,1997 (File No. 0-27002).


                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salem, State of Oregon, on April 20, 1998.

                                        MORROW SNOWBOARDS, INC.

                                        By: /s/ DAVID E. CALAPP
                                            David E. Calapp
                                            Chief Executive Officer
                                            (Principal Executive Officer)

                                        By: /s/ P. BLAIR MULLIN
                                            P. Blair Mullin
                                            Chief Financial Officer
                                            (Principal Financial and Accounting
                                            Officer)